UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 12, 2024
______________________
Fabrinet
(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	98-1228572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Intertrust Corporate Services (Cayman) Limited
One Nexus Way, Camana Bay
Grand Cayman
KY1-9005
Cayman Islands
(Address of principal executive offices, including zip code)
+66 2-524-9600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	FN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 12, 2024, the Board of Directors (the “Board”) of Fabrinet (the “Company”) appointed Forbes I.J. Alexander to serve on the Board as a Class III director (with a term expiring at the Company’s next annual meeting of shareholders) until his successor is duly elected and qualified or his earlier death, resignation or removal. In addition, Mr. Alexander was appointed as a member of the Audit Committee of the Board.

Among other skills and qualifications, Mr. Alexander brings to the Board extensive executive leadership experience and financial knowledge. Mr. Alexander has served as a founding partner of Steadfast Partners LLP, an industrial technology advisory group, since January 2020. Mr. Alexander served as Executive Vice President of Jabil Inc, a global manufacturing services company, from September 2018 to January 2020, as Chief Financial Officer of Jabil from September 2004 to August 2018, and in other roles in finance at Jabil from 1993 to 2004. Prior to his roles at Jabil, Mr. Alexander held various finance roles in companies such as Tandy Electronics, Ltd., Octocom Systems U.K. Ltd and Apollo Computer (acquired by Hewlett-Packard in 1989). Mr. Alexander was a member of the board of directors and audit committee of McDermott International, Inc., a global engineering, procurement, construction and installation company, from June 2018 to April 2020 and Chicago Bridge & Iron Company N.V. (which merged into McDermott in 2018), an engineering, procurement and construction company, from May 2017 to May 2018. Mr. Alexander also serves on the board of directors of the Entrepreneurial Scotland Foundation (USA), a non-profit organization. Mr. Alexander earned a bachelor of arts degree in accounting from Abertay University.

Mr. Alexander will be compensated for service on the Board in accordance with the Company’s standard compensation policy for non-employee directors, the current terms of which are described in Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023. There is no arrangement or understanding between Mr. Alexander and any other persons pursuant to which Mr. Alexander was elected as a director. In addition, Mr. Alexander will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on January 28, 2010 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-163268).

A copy of the Company’s press release announcing Mr. Alexander’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

	By:	/s/ Csaba Sverha
Csaba Sverha
Executive Vice President, Chief Financial Officer

Date: June 14, 2024